UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 205492

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2003

Summit Bank Corporation
(Exact name of registrant as specified in its charter)

Georgia	0-21267	58-1722476
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4360 Chamblee-Dunwoody Road, Atlanta, GA		30341
(Address of principal executive offices)		(Zip Code)

(770) 454-0400
(Registrant's telephone number, including area code)

__________________________________________________________________
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
    Exhibits

No.            Description
      &#      Press Release dated April 25, 2003.

Item 9. Regulation FD Disclosure.

The following information is intended to be included under "Item 12. Results of Operations and Financial Condition" and is included under this Item 9 in accordance with SEC Release No. 33-8216.

On April 25, 2003, Summit Bank Corporation (the "Company") issued a press release regarding its financial results for the quarter ended March 31, 2003. The Company's press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2003

SUMMIT BANK CORPORATION

By: /s/ Gary K. McClung
Gary K. McClung
Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated April 25, 2003.

EXHIBIT 99.1

SUMMIT BANK CORPORATION (Nasdaq: SBGA) Contact: Gary McClung FOR IMMEDIATE RELEASE gmcclung@summitbk.com

770-454-0400

SUMMIT BANK CORPORATION REPORTS 21% INCREASE IN FIRST QUARTER EARNINGS

ATLANTA, GEORGIA, (April 25, 2003) - Summit Bank Corporation (Nasdaq: SBGA) (the "Company" or "Summit") today reported first quarter 2003 net earnings of $1,030,000 compared to $849,000 for the first quarter of 2002, an increase of 21%. The earnings increase was attributed to higher interest income from loan growth and reductions in interest expense. Net earnings per share increased 23% to $.27 for first quarter 2003 compared to $.22 per share for the same period in 2002. The Company paid a cash dividend of $.13 per share to its shareholders in first quarter 2003.

Total assets grew to $420 million at March 31, 2003, an increase of 16%, or $57 million, from a year earlier and $17 million, or 4% since December 31, 2002. Net loans grew to $267 million at March 31, 2003, an increase of $35 million, or 15%, from last year and $8 million, or 3%, as compared to year-end 2002. New loan growth was funded by deposits which increased to $335 million, up $35 million, or 12%, from a year earlier and $18 million, or 6%, since December 31, 2002.

The Company reported a net interest margin of 4.0% for the quarter ended March 31, 2003, unchanged from the same period a year earlier. Noninterest income decreased by $261,000 to $916,000 for the period ended March 31, 2003 as compared to the same period last year. This decrease was attributed to a $296,000 unrealized gain on an interest rate swap in first quarter 2002. Fees for international banking services increased $51,000 in the current quarter, as compared to the same quarter last year, due to a result of increased trade finance activity. Noninterest expenses grew only 1.7%, to $2.9 million, as compared to the same period last year reflecting the results of expense controls.

Summit reported return on equity of 13.1% for the period ended March 31, 2003 compared to 12.3% for the same period last year. Nonperforming assets increased to $2.0 million at March 31, 2003 from $1.0 million at December 31, 2002. Of this amount at March 31, 2003, $533,000 represents two properties under contract for sale during second quarter 2003. In addition, one nonperforming loan of $697,000 was foreclosed upon in April 2003. The underlying real estate collateral is also expected to be sold during second quarter 2003. The Company does not anticipate material losses resulting from these sales.

Summit announced in March 2003 its expansion plans in the San Francisco Bay area with an additional office. Summit currently has an office in San Jose, California. The new branch office will be located in Fremont, California.

Chief Executive Officer, Pin Pin Chau, said, "We are very encouraged by our strong earnings improvement in the first quarter of 2003, and we are looking forward to the expansion of our branch network in the South Bay area. Since we began our operation in that market in 1998 we have experienced strong loan demand which has been a contributing factor to our successful growth. The Fremont area, an emerging ethnic market, is further penetration in our defined market niches."

Summit Bank Corporation is the parent company of The Summit National Bank, a nationally chartered full-service community bank specializing in the small business and international trade finance markets. It currently operates four branches in the metropolitan Atlanta area and one branch in San Jose, California.

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Summit's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Summit's assumptions, but that are beyond Summit's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Summit, (v) greater competitive pressures among financial institutions in Summit's markets and (vi) greater loan losses than historic levels. Additional information and other factors that could affect future financial results are included in Summit's filings with the Securities and Exchange Commission.

	Summit Bank Corporation
	(SBGA)

Selected Financial Information
March 31, 2003

(In thousands, except per share data)
	March 31,		%
	2003	2002	Change

Total Assets	420,184	363,408	15.6%
Net Loans	266,625	232,257	14.8%
Investments	115,401	90,676	27.3%
Total Deposits	334,815	299,954	11.6%
Noninterest-Bearing	78,378	65,714	19.3%
Interest-Bearing	256,437	234,240	9.5%
Stockholders' Equity	31,561	25,994	21.4%

Loans as % Deposits	79.63%	77.43%
Allowance for Loan Losses as % Total Loans	1.35%	1.47%
Nonperforming Assets as % Total Loans	0.74%	0.33%
Return on Average Assets	1.01%	0.97%
Return on Average Equity	13.14%	12.29%

	Three Months Ended
	March 31,		%
	2003	2002	Change

Interest Income	5,500	5,235	5.1%
Interest Expense	1,801	2,046	-12.0%
Net Interest Income	3,699	3,189	16.0%
Provision for Loan Losses	214	365	-41.4%
Noninterest Income	916	1,177	-22.2%
Noninterest Expenses	2,874	2,826	1.7%
Income Before Taxes	1,527	1,175	30.0%
Tax Expense	497	326	52.5%
Net Income	1,030	849	21.3%

Basic Earnings Per Share	0.27	0.22	22.7%
Diluted Earnings Per Share	0.27	0.22	22.7%
Dividend Per Share	0.13	0.09	44.4%